UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 15, 2010

Commission File Number: 000-27713

LITEWAVE CORP.

 (Exact name of registrant as specified in its charter)

Nevada, U.S.A.                                         95-4763671

(State or other jurisdiction of                  (I.R.S. Employer

incorporation or organization)               Identification No.)

1166 Alberni Street, Suite 1006

Vancouver, B.C. V6E 3Z3 Canada

(Address of principal executive offices)

Phone: (604) 675-7637              Fax: (604) 676-2738

(Issuer's telephone number, including area code)

Item 1.01         Entry into a Material Definitive Agreement

On February 15, 2009, Litewave Corp. (the “Company”) entered into a Purchase Agreement (the “Agreement”) by and between Fancamp Exploration Ltd., Sheridan Platinum Group Ltd. (together, the “Vendors”), on the one hand, and the Company and St. Georges Minerals, Inc., a Washington corporation (together the “Purchasers”), on the other hand.

Pursuant to the terms of the Agreement, the Vendors have agreed to grant an exclusive right to each of the Purchasers to acquire, subject to the terms and conditions of the Agreement (attached hereto as Exhibit 10.12), a 50% interest in the FNC and SPG mining claims and the Tectonic mining claims described in Schedule “B” to the Agreement.  In exchange for these rights, the Company agreed to pay a total of $200,000 to the Vendors as follows: (1) $50,000 by the 15th of November 2010; and (2) $150,000 by February 15, 2011.  St. George Minerals, Inc. agreed to issue a total of 2,250,000 shares of its common stock to the Vendors.

Additionally, the Purchasers agreed to: (1) a 2% Net Smelter Return (“NSR”) on the FNC/SPG claims in favor of the Vendors; (2) a 3% NSR on the Tectonic claims in favor of the Vendors; (3) an annual $20,000 advance royalty payment by each of the Purchasers commencing at the end of year three; and (4) an assumption, by the Purchasers, of the terms of a previous agreement between Fancamp/SPG and Tectonic (Schedule “C” to the Agreement”).

Item 9.01         Exhibits.

10.12               Purchase Agreement by and between Fancamp Exploration Ltd., Sheridan Platinum Group Ltd., on the one hand, and Litewave Corp. and St. Georges Minerals, Inc., a Washington corporation, on the other hand, dated February 15, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 2, 2010

LITEWAVE CORP.

/s/ Francois Dumas

Francois Dumas

Chief Executive Officer, Director